EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-126809 and No. 333-52384 on Form S-8 and Registration Statement No. 333-165907 on Form S-3 of Central Valley Community Bancorp of our report dated March 16, 2015 relating to the consolidated financial statements appearing in the Annual Report on Form 10-K of Central Valley Community Bancorp for the year ended December 31, 2014.

/s/ Crowe Horwath LLP

Sacramento, California
March 16, 2015